Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 16, 2012 with respect to the statements of revenues and certain expenses of Shoppes of Lakeland for the years ended December 31, 2011, 2010 and 2009, which appear in the Current Report on Form 8-K of Ramco-Gershenson Properties Trust.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Ramco-Gershenson Properties Trust and subsidiaries on Forms S-3 (File No. 333-99345, effective September 9, 2002, File No. 333-113948, effective March 26, 2004, File No. 333-156689, effective February 9, 2009 and File No. 333-174805, effective June 17, 2011) and on Forms S-8 (File No. 333-42509, effective December 17, 1997, File No. 333-66409, effective October 30, 1998,  File No. 333-121008, effective December 6, 2004, File No. 333-160168, effective July 14, 2009 and File No. 333-182514, effective July 3, 2012).

/s/ GRANT THORNTON LLP
Southfield, Michigan
November 16, 2012